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                                                                 Exhibit 8.1



                      ORRICK, HERRINGTON & SUTCLIFFE LLP




                                                          September 26, 1996

CoreStates Bank, N.A.
Broad and Chestnut Streets
Philadelphia, Pennsylvania 19107


New Jersey National Bank
370 Scotch Road
Pennington, New Jersey 08554



Ladies and Gentlemen:

    We have advised CoreStates Bank, N.A. and New Jersey National Bank (collectively, the "Registrants") with respect to certain federal income tax aspects of the issuance by the Registrants of its Home Equity Loan Certificates (the "Certificates"). Such advice conforms to the description of selected federal income tax consequences to holders of the Certificates that appears under the heading "Certain Federal Tax Considerations" in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form S-3 (the "Registrant Statement") as prepared for filing by the Registrant with the Securities and Exchange Commission (the "Commission") under the Rule 415 promulgated under the Securities Act of 1933, as amended (the "Act"), for registration of the Certificates under the Act. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects.

    This opinion is based on the facts and circumstances set forth in each Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates Series of Securities with numerous different characteristics, the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.



                                       Very truly yours,



                                       /S/ ORRICK, HERRINGTON & SUTCLIFFE LLP
                                          ___________________________________
                                           ORRICK, HERRINGTON & SUTCLIFFE LLP